Exhibit 10.13

SERVICES AGREEMENT

SERVICES AGREEMENT (this “Agreement”) made effective as of May 1, 2013 among Aratana Therapeutics, Inc. (the “Company”) and MPM Asset Management LLC (“MPM”).

Recitals:

WHEREAS, MPM has a lease dated September 2, 2010 (“Lease”) to certain office space at the MPM Heartland House (“Heartland House”) located at 1901 Olathe Blvd, Kansas City, Kansas; and

WHEREAS, MPM has provided a copy of Lease to Company; and

WHEREAS, Company has the right under Lease (section 25, paragraph A) to make the Premises available to employees of Portfolio Company and collect a Portfolio Company Fee; and

WHEREAS, Company desires to use a) Office 104 and Office 204 as indicated in the Lease Exhibit A, b) Shared Access spaces as indicated on Lease Exhibit B, and c) eight parking spaces (collectively, “Office Space”):

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Engagement. The Company hereby engages MPM to provide the services set forth in Section 2 hereof to the Company, and MPM hereby accepts such engagement, on the terms and conditions set forth in this Agreement.

2. Services. MPM will provide the services set forth on Exhibit A hereto (collectively, the “Services”).

3. Term. The term of MPM’s and Company’s engagement hereunder shall be deemed to have commenced on May 1, 2013, and shall continue (unless sooner terminated in accordance with Section 5) until September 30, 2015.

4. Compensation.

(a) Services Fee. In consideration of the Services to be performed hereunder, MPM shall be paid a Portfolio Company Fee (the “Services Fee”) at the rate of $ 5,600.00 per month beginning with the payment for the month of May 2013. The Services Fee may be further adjusted from time to time by the written agreement of the Company and MPM, including without limitation as services are utilized from MPM.

(b) Reimbursement of Expenses. The Company shall reimburse MPM for an amount equal to the expenses, consistent with MPM’s expense reimbursement policies, that are incurred in the performance of the Services by MPM.

(c) Entire Compensation. Notwithstanding anything to the contrary set forth herein, the compensation provided for in this Section 4 shall constitute full payment for the Services to be rendered by MPM.

5. Termination.

(a) Termination. Each of the Company and MPM may terminate this Agreement for material breach of any provision of this Agreement upon 10 days prior written notice to the other party.

(b) Obligations upon Termination. In the event that the Company shall terminate this Agreement, the Company shall not have any further obligation or liability under this Agreement, except for the payment of any Services Fees and any reimbursable expenses incurred by MPM prior to termination.

6. Representations and Warranties.

(a) Representations of the Company. As an inducement to MPM to enter into this Agreement, the Company represents and warrants to MPM as follows:

(i) The Company is duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power to enter into this Agreement.

(ii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein nor compliance by the Company with any of the provisions hereof will: (a) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to it or (b) require the consent, approval, permission or other authorization of, or qualification or filing with or notice to, any court, arbitrator or other tribunal or any governmental, administrative, regulatory or self-regulatory agency or any other third party.

(b) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

7. Survival of Representations, Warranties and Covenants. The provisions of Sections 5(b) and 6 hereof shall survive the termination of this Agreement.

8. Supersedes Other Agreements. This Agreement supersedes and is in lieu of any and all other consulting and compensation arrangements among MPM and the Company related to the Heartland House.

9. Amendments. Any amendment to this Agreement shall be made in writing and signed by the parties hereto.

10. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

11. Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts, without reference to conflicts of laws principles thereunder.

12.	Assignment.

(a) By the Company. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

(b) By MPM. This Agreement and the obligations created hereunder may not be assigned by MPM and any such purported assignment shall be null and void ab initio.

13. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by certified mail, postage prepaid; by an overnight delivery service, charges prepaid; or by confirmed facsimile; addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

If to the Company:

Aratana Therapeutics, Inc.

Attention: Louise Mawhinney, Chief Financial Officer

1901 Olathe Blvd, Kansas City, KS 66103

If to MPM:

MPM Asset Management LLC

200 Clarendon Street

Boston, Massachusetts 02116

Attention: John W. Vander Vort, Managing Director and COO

Facsimile: (617) 425-9201

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

14. Waivers. No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or its duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

ARATANA THERAPEUTICS, INC.

By:	/s/ Louise A. Mawhinney
Name:	Louise A. Mawhinney
Title:	CFO

MPM ASSET MANAGEMENT LLC

By:	/s/ John W. Vander Vort
Name:	John W. Vander Vort
Title:	Managing Director and Chief Operating Officer

EXHIBIT A

SERVICES

•

Office Space: Company shall have access to a) Office 104 and Office 204 as indicated in the Lease Exhibit A, b) Shared Access spaces as indicated on Lease Exhibit B, and c) eight parking spaces. Rate: $5,000/month.

•	Furniture: MPM shall provide three desks, small conference table, file cabinets, and office chairs. $600/month.

•	Other Services: Company may, at its discretion, arrange for incidental House Manager services directly with the House Manager (greeting guests, arranging catering, running errands, etc) at $20/hr.

TOTAL (before Other Services): $5,600/month